EXHIBIT 99.1

DCT INDUSTRIAL TRUST REPORTS

2008 SECOND QUARTER RESULTS

DENVER, Colo., August 4, 2008 — DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the quarter and six months ended June 30, 2008.

Funds from operations (FFO) attributable to common stockholders totaled $32.3 million for the second quarter of 2008 and $62.6 million for the six months ended June 30, 2008. FFO was $0.16 per diluted share for the second quarter of 2008 and $0.30 per diluted share for the six months ended June 30, 2008, compared to $0.19 per diluted share and $0.36 per diluted share reported for the same periods in 2007.

Net income attributable to common stockholders for the second quarter of 2008 was $15.5 million, or $0.09 per diluted share, compared to $7.8 million, or $0.05 per diluted share, reported for the second quarter of 2007. Net income for the six months ended June 30, 2008 was $15.9 million, or $0.09 per diluted share, compared to net income of $23.2 million, or $0.14 per diluted share, for the six months ended June 30, 2007.

Second quarter 2008 net income includes $16.7 million of gains and a $1.2 million impairment charge related to the contribution or sale of real estate. While second quarter FFO did not include any real estate gains, it was reduced by the impairment charge. Second quarter 2007 net income included $9.1 million of gains on the contribution or sale of real estate, of which $9.0 million was included in FFO.

“While our leasing activity and rental rate growth remain steady and in-line with expectations, our caution for the remainder of 2008 has increased,” said Phil Hawkins, Chief Executive Officer of DCT Industrial Trust. “We’ve taken additional steps to further strengthen our balance sheet this year, including extending the maturity on $175 million of an unsecured note by five years and closing a $300 million senior unsecured term loan, both with very favorable terms, and disposing of $89 million of low-growth, non-strategic assets. We remain confident that our financial flexibility will benefit us through this softer economic environment, and we will continue to focus on executing our business plan to build long-term value.”

518 17TH STREET, 8TH FLOOR ¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

Operating Portfolio

As of June 30, 2008, the Company owned 378 consolidated operating properties, or 53.0 million square feet, compared to 363 consolidated operating properties, or 52.5 million square feet, as of June 30, 2007. Net operating income was $46.5 million in the second quarter of 2008, compared to $45.7 million reported for the second quarter of 2007. DCT’s consolidated operating portfolio occupancy declined to 91.8% as of June 30, 2008, compared to 92.8% as of June 30, 2007, primarily due to the bankruptcy of Wickes Furniture. Including an additional 13.0 million square feet of operating properties held in joint ventures, occupancy as of June 30, 2008 was 93.3%, compared to 93.6% a year ago.

Same store net operating income increased 1.3% on a cash basis and 0.3% on a GAAP basis in the second quarter of 2008, when compared to the same period last year. Occupancy of same store properties was 92.3% as of June 30, 2008, compared to 93.1% as of June 30, 2007.

Leasing activity increased with 2.5 million square feet of leases signed during the second quarter, up from 1.9 million square feet of leases signed in the first quarter of 2008. Tenant retention was 74.4% for the second quarter of 2008 and 73.3% year to date. Realized rent growth on signed leases for which there was a prior tenant averaged 12.7% on a GAAP basis and 5.4% on a cash basis in the second quarter of 2008.

Bad debt expense totaled $0.2 million in the second quarter of 2008, compared to $0.6 million last quarter and $0.6 million in the second quarter of 2007.

Disposition and Development Activity

Consistent with its 2008 business plan, DCT Industrial Trust did not acquire any buildings and disposed of four assets totaling 1.2 million square feet for a combined sales price of approximately $71.1 million during the second quarter of 2008. Following the end of the second quarter, DCT disposed of four industrial buildings totaling 199,000 square feet for a combined sales price of approximately $11.8 million, bringing year to date sales to more than $89 million.

As of June 30, 2008, DCT Industrial Trust had 8.9 million square feet under development.

“While we completed the lease-up of two development projects in Chicago and Southern California and two projects in Mexico, we have experienced a slowdown in the leasing of some of our other development assets,” said Jim Cochran, President and Chief Investment Officer of DCT Industrial Trust. “Given our caution for the rest of the year, we have decided to move the stabilization dates for several projects from 2008 to 2009.”

Financing Activity

During the second quarter, DCT Industrial Trust closed a two-year $300 million senior unsecured term loan that can be extended for one year at the Company’s option. The first $100 million was drawn on June 9, 2008 and used to repay maturing unsecured notes. The remaining $200 million can be funded anytime up to December 31, 2008, at DCT’s discretion. DCT Industrial Trust has entered into a swap to fix LIBOR on the initial funding for two years. The loan currently bears interest at LIBOR plus 150 basis points, based on the Company’s current leverage, bringing the effective rate to 4.73% per annum.

Balance Sheet

DCT Industrial’s balance sheet remains strong, with consolidated debt to book value of total assets (before depreciation and amortization) of 37.1% as of June 30, 2008, compared to 37.4% as of December 31, 2007. The Company’s fixed charge coverage for the second quarter of 2008 was 3.2 times. Excluding $1.4 million of income related to forward-starting interest rate swaps, the fixed charge coverage was 3.0 times.

Dividend

DCT Industrial Trust’s Board of Directors has declared a $0.16 per share quarterly cash dividend, payable on October 17, 2008, to stockholders of record as of October 6, 2008.

Guidance

DCT Industrial has lowered its 2008 guidance to FFO per diluted share of $0.60 to $0.66 and net income of $0.09 to $0.15 per diluted share, primarily due to a decrease in expectations for development gains.

Conference Call Information

DCT Industrial Trust will host a conference call to discuss second quarter results and its recent business activities on Tuesday, August 5, 2008 at 12:00 PM Eastern. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 858-4600. A telephone replay will be available for five days following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 420896. A live webcast and replay of the conference call will be available on the investor relations page of DCT’s website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of June 30, 2008, the Company owned, managed or had under development 75.7 million square feet of assets leased to approximately 850 customers, including 16.9 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Sara Knapp

Corporate Communications

DCT Industrial Trust Inc.

303-597-1550 or investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share information)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Land	$509,319	$519,584
Buildings and improvements	2,119,216	2,139,961
Intangible lease assets	182,012	188,079
Construction in progress	54,143	35,282

Total Investment in Properties	2,864,690	2,882,906
Less accumulated depreciation and amortization	(359,512)	(310,691)

Net Investment in Properties	2,505,178	2,572,215
Investments in and advances to unconsolidated joint ventures	122,173	102,750

Net Investment in Real Estate	2,627,351	2,674,965
Cash and cash equivalents	23,697	30,481
Notes receivable	20,467	27,398
Deferred loan costs, net	5,793	4,828
Deferred loan costs – financing obligations, net	—	1,345
Straight-line rent and other receivables	27,860	26,879
Other assets, net	9,453	13,096
Assets held for sale	8,912	—

Total Assets	$2,723,533	$2,778,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$38,667	$31,267
Distributions payable	33,245	32,994
Tenant prepaids and security deposits	15,753	13,896
Other liabilities	6,663	8,117
Intangible lease liability, net	8,066	9,022
Line of credit	103,000	82,000
Senior unsecured notes	425,000	425,000
Mortgage notes	615,526	649,568
Financing obligations	—	14,674
Liabilities related to assets held for sale	343	—

Total Liabilities	1,246,263	1,266,538

Minority interests	318,088	349,782
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 172,136,070 and 168,379,863 shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	1,721	1,684
Additional paid-in capital	1,629,288	1,593,165
Distributions in excess of earnings	(464,864)	(426,210)
Accumulated other comprehensive loss	(6,963)	(5,967)

Total Stockholders’ Equity	1,159,182	1,162,672

Total Liabilities and Stockholders’ Equity	$2,723,533	$2,778,992

Book value of total assets before depreciation:
Total Assets	$2,723,533	$2,778,992
Add back accumulated depreciation and amortization	359,512	310,691

Book value of total assets before depreciation and amortization	$3,083,045	$3,089,683

Percentage of debt to total assets	42.0%	41.6%

Percentage of debt to book value of total assets before depreciation and amortization	37.1%	37.4%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
REVENUES:
Rental revenues	$62,393	$60,868	$125,897	$123,997
Institutional capital management and other fees	614	572	1,474	1,318

Total Revenues	63,007	61,440	127,371	125,315

OPERATING EXPENSES:
Rental expenses	7,327	7,243	15,845	14,836
Real estate taxes	8,551	7,974	16,935	16,210
Real estate related depreciation and amortization	28,893	27,510	57,148	55,404
General and administrative	5,083	5,677	10,965	9,733

Total Operating Expenses	49,854	48,404	100,893	96,183

Operating Income	13,153	13,036	26,478	29,132
OTHER INCOME AND EXPENSE:
Equity in income (loss) of unconsolidated joint ventures, net	439	(31)	726	43
Interest expense	(11,136)	(15,020)	(25,566)	(31,703)
Interest income and other	567	2,157	1,001	3,139
Income taxes	(360)	(502)	(897)	(962)

Income (Loss) Before Minority Interests	2,663	(360)	1,742	(351)
Minority interests	(431)	102	(220)	187

Income (Loss) From Continuing Operations	2,232	(258)	1,522	(164)
Income from discontinued operations	13,296	358	14,028	8,870

Income Before Gain (Loss) On Dispositions Of Real Estate Interests	15,528	100	15,550	8,706
Gain (loss) on dispositions of real estate interests, net of minority interest	(32)	7,737	330	14,486

NET INCOME	$15,496	$7,837	$15,880	$23,192

INCOME PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$0.01	$(0.00)	$0.01	$(0.00)
Income from discontinued operations	0.08	0.00	0.08	0.05
Gain (loss) on dispositions of real estate interests, net of minority interest	(0.00)	0.05	0.00	0.09

Net Income	$0.09	$0.05	$0.09	$0.14

INCOME PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$0.01	$(0.00)	$0.01	$(0.00)
Income from discontinued operations	0.08	0.00	0.08	0.05
Gain (loss) on dispositions of real estate interests, net of minority interest	(0.00)	0.05	0.00	0.09

Net Income	$0.09	$0.05	$0.09	$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	171,429	168,355	169,908	168,355

Diluted	207,654	198,703	207,448	197,711

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Summary Consolidated Statements of Funds From Operations

(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income attributable to common shares	$15,496	$7,837	$15,880	$23,192
Adjustments:
Real estate related depreciation and amortization	29,266	28,389	58,409	57,172
Equity in (income) of unconsolidated joint ventures, net	(439)	31	(726)	(43)
Equity in FFO of unconsolidated joint ventures	1,517	415	2,984	811
(Gain) on dispositions of real estate interests	(16,723)	(9,132)	(17,530)	(26,578)
Gain (loss) on dispositions of non-depreciated real estate	(39)	9,014	207	12,725
Minority interest in the operating partnership’s share of the above adjustments	(2,367)	(4,397)	(7,951)	(6,602)

Funds from operations attributable to common shares – basic	26,711	32,157	51,273	60,677
FFO attributable to dilutive OP Units	5,634	5,774	11,305	10,571

Funds from operations attributable to common shares – diluted	$32,345	$37,931	$62,578	$71,248

Basic FFO per common share	$0.16	$0.19	$0.30	$0.36
Diluted FFO per common share	$0.16	$0.19	$0.30	$0.36
Weighted average common shares outstanding:
Basic	171,429	168,355	169,908	168,355
Dilutive OP Units	36,225	30,348	37,540	29,356

Diluted	207,654	198,703	207,448	197,711

Guidance:

	Full-Year Range for 2008
	(low)	(high)
Guidance:
Earnings per diluted share	$0.09	$0.15
Gains on sale of depreciated assets	(0.07)	(0.07)
Real estate related depreciation and amortization	0.58	0.58

FFO attributable to common shares per diluted share	$0.60	$0.66

Guidance excludes future gains or losses from sale of depreciated assets.

The following table shows the calculation of our Fixed Charge Coverage for the three and six months ended June 30, 2008 and 2007 (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income	$15,496	$7,837	$15,880	$23,192
Interest expense (1)	11,245	15,204	25,819	32,084
Pro rata share of interest expense from unconsolidated JVs	1,510	957	2,841	1,783
Real estate related depreciation and amortization (1)	29,266	28,389	58,409	57,172
Pro rata share of real estate related depreciation and amortization from unconsolidated JVs	1,163	446	2,378	771
Income taxes	365	533	914	1,004
Stock-based compensation amortization expense	852	598	1,595	1,092
Minority interests (1)	3,227	1,371	3,269	3,857
Non-FFO (gains) losses on dispositions of real estate interests, net	(16,762)	(118)	(17,323)	(13,853)

Adjusted EBITDA	$46,362	$55,217	$93,782	$107,102

Calculation of Fixed Charges:
Interest expense excluding financing obligations (1)	$11,245	$13,868	$25,767	$28,881
Interest expense related to financing obligations	—	1,336	52	3,203
Capitalized interest	1,865	1,669	3,919	3,222
Amortization of loan costs and debt premium/discount	98	14	218	71
Amortization of financing obligations	—	(161)	(4)	(356)
Pro rata share of interest expense from unconsolidated JVs	1,510	957	2,841	1,783

Total Fixed Charges	$14,718	$17,683	$32,793	$36,804

Fixed Charge Coverage	3.2	3.1	2.9	2.9

Fixed Charge Coverage, Excluding Financing Obligations	3.2	3.3	2.9	3.2

Fixed Charge Coverage, Excluding Hedge Settlement Income (2)	3.0	—	—	—

(1)	Includes amounts related to discontinued operations.

(2)	Excludes $1.4 million income related to settlement of forward-starting interest rate swaps.

The following table is a reconciliation of our property NOI to our reported “Income (Loss) From Continuing Operations” for the three and six months ended June 30, 2008 and 2007 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Same Store property NOI	$42,575	$42,462	$83,716	$84,114
Non-same store NOI and revenues related to early lease terminations and buyout, net	3,940	3,189	9,401	8,837

Total NOI	46,515	45,651	93,117	92,951
Institutional capital management and other fees	614	572	1,474	1,318
Real estate related depreciation and amortization	(28,893)	(27,510)	(57,148)	(55,404)
General and administrative expenses	(5,083)	(5,677)	(10,965)	(9,733)
Equity in income (losses) of unconsolidated joint ventures, net	439	(31)	726	43
Interest expense	(11,136)	(15,020)	(25,566)	(31,703)
Interest income and other	567	2,157	1,001	3,139
Income taxes	(360)	(502)	(897)	(962)
Minority interests	(431)	102	(220)	187

Income (Loss) from Continuing Operations	$2,232	$(258)	$1,522	$(164)

The following table is a reconciliation of our same store NOI to our cash basis same store NOI for the three and six months ended June 30, 2008 and 2007 (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Same Store property NOI	$42,575	$42,462	$83,716	$84,114
Less straight-line rents	(640)	(910)	(1,344)	(2,091)
Less amortization of above/below market rents	338	192	446	833

Cash basis same store NOI	$42,273	$41,744	$82,818	$82,856

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI and cash basis same store NOI to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI and cash basis same store NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of operating real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. We include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation and modifications to the NAREIT definition of FFO is common. Accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO and FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which is defined as earnings from operations before interest, taxes, depreciation, amortization, stock-based compensation expense and minority interest, and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization. We also present our fixed charge coverage for the three months ended June 30, 2008 excluding the settlement income related to forward-starting interest rate swaps because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of this item.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including, in particular the recent softening of the U.S. economy; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.